FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

January 29, 2018	WRITERS DIRECT LINE 414.297.565596 pfetzer@foley.com EMAIL
CLIENT/MATTER NUMBER 015611-0101

Concorde Funds, Inc. 1000 Three Lincoln Centre 5430 LBJ Freeway LB3 Dallas, Texas 75240-2650

Ladies and Gentlemen:
We have acted as counsel for Concorde Funds, Inc. (the “Corporation”) in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) of an amendment to the Corporation’s Registration Statement on Form N-1A (File Nos. 033-17423 and 811-05339) (the “Amended Registration Statement”) registering an indefinite amount of the Corporation’s Common Stock (such Common Stock being hereinafter referred to as the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), for sale in the manner set forth in the Amended Registration Statement.
You have requested our opinion as to the matters set forth below in connection with the filing of the Amended Registration Statement.  For purposes of rendering that opinion, we have examined: (a) the Amended Registration Statement; (b) the Corporation’s Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.  We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.
In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Corporation’s Board of Directors; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Corporation on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Board of Directors, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

January 29, 2018

We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin.  Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the provisions of the Texas Corporation Law that, in our experience, generally are applicable to the issuance of shares by entities such as the Corporation.  We express no opinion with respect to any other laws.  We express no opinion herein as to the effect of any other laws, rules or regulations.
Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and non assessable.
In rendering the opinion above, insofar as it relates to the valid existence of the Corporation, we have relied solely on a certificate of fact of the State of Texas as to the existence of the Corporation, and such opinion is limited accordingly and is rendered as of the date of such certificate.
This opinion is rendered solely in connection with the filing of the Amended Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Amended Registration Statement.  In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act (or the rules and regulations of the SEC thereunder), or within the category of persons whose consent is required by Section 7 of the Securities Act (or the rules and regulations of the SEC thereunder).
Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP